CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 19, 2014, relating to the financial statements and financial highlights, which appear in the December 31, 2013 Annual Report to Shareholders of Columbia Variable Portfolio – Asset Allocation Fund, Columbia Variable Portfolio – Contrarian Core Fund, Columbia Variable Portfolio – Core Bond Fund, Columbia Variable Portfolio – Multi-Strategy Alternatives Fund (formerly Variable Portfolio – Eaton Vance Global Macro Advantage Fund), Columbia Variable Portfolio – Select Large Cap Growth Fund, Columbia Variable Portfolio – Small Cap Value Fund, Columbia Variable Portfolio – Small Company Growth Fund, Columbia Variable Portfolio – Strategic Income Fund, Variable Portfolio – AQR Managed Futures Strategy Fund, Variable Portfolio – Goldman Sachs Commodity Strategy Fund and Variable Portfolio – Pyford International Equity Fund (eleven of the funds constituting Columbia Funds Variable Insurance Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 25, 2014